Exhibit 99.1

Motorsport Games Inc. Announces Preliminary Financial Results for Q2 2024

MIAMI, Florida - July 10, 2024 – Motorsport Games Inc. (NASDAQ: MSGM), a racing game developer and publisher, today disclosed its preliminary financial results on an unaudited basis for the quarter ending June 30, 2024.

The company anticipates reporting net income ranging between $1.6 million and $1.8 million for the quarter ending June 30, 2024, compared to a net loss of $8.2 million reported during the same period in the previous year.

This expected increase in net income is primarily due to:

●	Recognition of a $2.5 million gain stemming from a Settlement and License Agreement with INDYCAR LLC, executed on May 17, 2024.
●	A gain of $0.6 million related to the Settlement Agreement with BARC (TOCA) LIMITED, the exclusive promoter of the British Touring Car Championship, signed on April 12, 2024.
●	Recording of a $250,000 gain from the sale on April 26, 2024 to Traxion.GG Limited of non-core assets, generating $200,000 in cash and $50,000 worth of marketing services to be provided by Traxion.GG Limited.

Net loss from operations for the quarter ending June 30, 2024 are expected to be between $1.2 million and $1.4 million, compared to a net loss from operations of $8.6 million reported during the same period in the prior year. Additionally, Motorsport Games expects to report revenues for the six months ended June 30, 2024 to be between $4.7 million and $4.9 million, an increase from $3.5 million in the comparable prior-year period.

Stephen Hood, CEO of Motorsport Games, stated, “These preliminary results reflect our focused strategy aimed at strengthening our financial position by reducing costs, streamlining operations and focusing on enhancing shareholder value. Our team is dedicated to sustaining this positive trajectory and furthering our concerted efforts in the racing game market with Le Mans Ultimate and our partnership with Kindred Concepts (F1® Arcade).”

These preliminary results are based on the most current information available to management and are subject to completion of the financial closing procedures. Further, these preliminary estimates are not a comprehensive statement or estimate of the Company’s financial results or financial condition as of and for the quarter ended June 30, 2024. The unaudited preliminary financial information included herein has been prepared by, and is the responsibility of, management. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or completed its procedures with respect to such unaudited financial information and, accordingly, such firm does not express an opinion or any other form of assurance with respect thereto. Actual results may differ from these preliminary results. Accordingly, you should not place undue reliance on these preliminary estimates.

The company assumes no obligation to update these preliminary estimates except as required by law.

About Motorsport Games:

Motorsport Games is a racing game developer, publisher and esports ecosystem provider of official motorsport racing series. Combining innovative and engaging video games with exciting esports competitions and content for racing fans and gamers, Motorsport Games strives to make racing games that are authentically close to reality. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including the 24 Hours of Le Mans and the FIA World Endurance Championship, recently releasing Le Mans Ultimate in Early Access. Motorsport Games also owns the industry leading rFactor 2 and KartKraft simulation platforms. rFactor 2 also serves as the official sim racing platform of Formula E, while also powering F1 Arcade through a partnership with Kindred Concepts. Motorsport Games is also an award-winning esports partner of choice for the 24 Hours of Le Mans, creating the renowned Le Mans Virtual Series. Motorsport Games is building a virtual racing ecosystem where each product drives excitement, every esports event is an adventure, and every race inspires.

For more information about Motorsport Games visit: www.motorsportgames.com.

Forward Looking Statements

Certain statements in this press release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements include, but are not limited to, the statements concerning the preliminary financial results on an unaudited basis for the quarter ending June 30, 2024 including the anticipated net income ranging between $1.6 million and $1.8 million, expected net loss from operations for the quarter ending June 30, 2024 to be between $1.2 million and $1.4 million, and expected revenues for the six months ended June 30, 2024 to be between $4.7 million and $4.9 million.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Motorsport Games and are difficult to predict. Examples of such risks and uncertainties include, without limitation, the Company’s ability to achieve the preliminary results provided.

Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in Motorsport Games’ filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as in its subsequent filings with the SEC. Motorsport Games anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Motorsport Games assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Motorsport Games’ plans and expectations as of any subsequent date. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Motorsport Games’ website or other websites referenced or linked to this press release shall not be incorporated by reference into this press release.

Website and Social Media Disclosure

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media
motorsportgames.com	Twitter: @msportgames
Instagram: msportgames
Facebook: Motorsport Games
LinkedIn: Motorsport Games

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

Contacts:

Investors:

Investors@motorsportgames.com

Media:

PR@motorsportgames.com